Exhibit 1.1

Tableau Software, Inc.

Class A Common Stock, par value $0.0001 per share

Underwriting Agreement

                    , 2013

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

    As representatives of the several Underwriters

        named in Schedule II hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholders named in Schedule I hereto (the “Selling Stockholders”) of Tableau Software, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [                ] shares of Class A Common Stock, par value $0.0001 per share (“Stock”) of the Company and, at the election of the Underwriters, up to [                ] additional shares of Stock. The aggregate of [                ] shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of up to [                ] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-191950) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (together, the “Representatives”) expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii) For the purposes of this Agreement, the “Applicable Time” is [    :    ] [a.m. / p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing

Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed in Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(v) Neither the Company nor any of its subsidiaries (each a “Subsidiary” and together the “Subsidiaries”) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of any outstanding stock options or warrants, the award of stock options in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, or the repurchase of shares of capital stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of stock options by option holders from employees terminating their service to the Company) or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vi) The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under, to the knowledge of the Company, valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property or buildings by the Company and its Subsidiaries;

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a Material Adverse Effect, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and none of the Subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act);

(viii) The Company has an authorized capitalization described under the caption “Description of Capital Stock” in the Pricing Prospectus; and all of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock or the shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), contained in the Pricing Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) The compliance by the Company with this Agreement and the performance by the Company of its obligations pursuant hereto will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in the cases of (A) and (C) above for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations pursuant hereto, except for (X) the registration under the Act of the Shares, and (Y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, the Financial Industry Regulatory Authority (“FINRA”) or New York Stock Exchange (“NYSE”) in connection with the purchase and distribution of the Shares by the Underwriters;

(x) Neither the Company nor any Subsidiary is (A) in violation of its Certificate of Incorporation, By-laws or similar organizational documents, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xi) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock or the Class B Common Stock, under the caption “Material U.S. Federal Tax Consequences to Non-U.S. Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects;

(xii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any Subsidiary or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xii) From the time of initial confidential submission of the registration statement relating to the Company’s initial public offering with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xiv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvi) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xvii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx) The Company and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same used by them or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (the “Company Intellectual Property”), and, to its knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others; the Company and the Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (A) to the Company’s knowledge, there are no third parties who have or will be able to establish ownership rights or rights to use any Company Intellectual Property, except for (i) the retained rights of the owners of Company Intellectual Property which is licensed to the Company or the Subsidiaries and (ii) the rights of customers and strategic and channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice, (B) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of the Subsidiaries’ rights in or to any Company Intellectual Property, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or misappropriates any intellectual property or other proprietary rights of others, (E) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries, or otherwise in violation of the rights of any persons, except, in the case of each of (A) through (D) above, where the outcome of which would not reasonably be expected to be material in light of all relevant facts and circumstances to the Company and the Subsidiaries, taken as a whole; the Company and the Subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company; there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of the Subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not described in all material respects; the Company and the Subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any material intellectual property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not described in all material respects; the Company and the Subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (A) the Company or any of the Subsidiaries to permit reverse engineering of any products or services of the Company or any of the Subsidiaries, or any software code or other technology owned by the Company or any of the Subsidiaries or (B) any products or services of the Company or any of the Subsidiaries, or any software code or other technology owned by the Company or any of the Subsidiaries, to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributed at no charge, except, in the case of each of (A) and (B) above, such as would not reasonably be expected to be material to the Company and the Subsidiaries taken as a whole;

(xxi) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and the Subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein. The selected historical financial data set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” present fairly in all material respects the information included therein; no other financial statements or supporting schedules are required to be included in the Registration Statement; the other financial and related statistical information included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the Company and the Subsidiaries;

(xxii) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(xxiii) Since the date as of which information is given in the Pricing Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(xxiv) The Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Securities Act, other than (i) shares sold in its initial public offering, (ii) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (iii) as disclosed in the Pricing Prospectus;

(xxv) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xxvi) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for the Shares to be sold by the Selling Stockholders or such rights that have been effectively waived;

(xxvii) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(xxviii) Neither the Company nor any Subsidiary, nor, to the Company’s knowledge and with respect to the Company’s business, any director, officer, agent, employee or other person associated with or, to the Company’s knowledge, acting on behalf of the Company or any of the Subsidiaries, has violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA;

(xxix) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxx) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(xxxi) The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Subsidiaries to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiaries other than as contemplated in this Agreement; provided, however, that the Company makes no such representation or warranty with respect to the actions of any Underwriter or affiliate or agent of any Underwriter acting on behalf of such Underwriter.

(xxxii) (A) Neither the Company nor any Subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (B) neither the Company nor any Subsidiary has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any Subsidiary is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (D) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (E) neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxxiii) The Company has operated its business in a manner compliant in all material respects with all privacy and data protection laws and regulations applicable to the Company’s collection, handling, and storage of its customers’ data; the Company has policies and procedures in place designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings; the Company complies with, has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures;

(xxxiv) The Company and the Subsidiaries have filed all foreign, federal, state and local tax returns required to be filed by them through the date hereof, or have duly requested extensions thereof, and have paid all taxes shown as due thereon, and all such tax returns are true and correct in all material respects; no deficiencies for taxes of the Company or the Subsidiaries have been assessed by a tax authority, and no deficiencies for taxes of the Company or the Subsidiaries have, to the Company’s knowledge, been proposed by a tax authority, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxv) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable for the conduct of its business; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxxvi) No material labor dispute with or disturbance by the employees of the Company or any Subsidiary exists or is threatened, and neither the Company nor any Subsidiary has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that, if it occurred, would, individually or in the aggregate, have a Material Adverse Effect;

(xxxvii) The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate in all material respects; and

(xxxviii) No debt securities of the Company have been accorded a rating by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with the Company and each of the Underwriters that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or other similar organizational documents of such Selling

Stockholder if such Selling Stockholder is not a natural person, corporation or partnership, or (c) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the case of (a) and (c) for such violations that individually or in the aggregate would not have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form attached hereto as Exhibit A;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that it is agreed that the only such information furnished by such Selling Stockholder to the Company consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the offering, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”);

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule I hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the certificates or in book-entry form held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x) Such Selling Stockholder is not prompted to sell shares of Stock by any material non-public information concerning the Company that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(xi) Such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case, other than the most recent Preliminary Prospectus.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[        ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule I hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule I hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Custodian to the Representatives at least forty-eight hours in advance. The Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [                    ], 2013 or such other time and date as the Representatives and the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Fenwick & West LLP, 1191 Second Avenue, Floor 10 Seattle, Washington 98101 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus, and use its best efforts to furnish the Underwriters with written copies of the Prospectus, in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), (2) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or (3) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (A) the issuance by the Company of shares of Stock or Class B Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (B) the issuance by the Company of shares of Stock or Class B Common Stock or other securities convertible into or exercisable for shares of Stock or Class B Common Stock, in each case pursuant to the Company’s employee benefit or equity incentive plans, provided that such stock plans are described in the Pricing Prospectus, (C) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company, or (D) the issuance of shares of Stock or Class B Common Stock or other securities convertible into or exercisable for shares of Stock or Class B Common Stock in connection with transactions that include a commercial relationship (including without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition by the Company or any of its Subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement; provided further, that, in the case of this clause (D), the aggregate number of shares issued shall not exceed 10% of the total number of outstanding shares immediately following the issuance and sale of the Firm Shares pursuant hereto and the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up letter as described in Section 8(j) (and with the same date of expiration), and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives, in their sole discretion.

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required if the disclosure of additional information would result in a violation of Regulation FD; and provided, further, that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR;

(h) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the NYSE;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j) Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(k) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and/or the Representatives is listed on Schedule III(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1.

7. (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and one counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters, up to a maximum of $15,000, in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, up to a maximum of $40,000; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and (ii) all of the expenses incurred in connection with the road show, including the cost of any aircraft chartered in connection with the road show.

(b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters and the Company that (i) subject to the last sentence in this paragraph (b), such Selling Stockholder will pay or cause to be paid all transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, (ii) the underwriting discount and commission, if any, associated with the Shares to be sold by such Selling Stockholder hereunder shall be deducted from such Selling Stockholder’s proceeds from the sale of such Shares; and (iii) such Selling Stockholder will pay or cause to be paid the fees, disbursements and expenses of counsel for such Selling Stockholder other than the counsel referred to in Section 7(a)(i) above. In connection with clause (i) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, if any, and the Selling Stockholders agree, severally and not jointly, to reimburse the Representatives for associated carrying costs for its pro rata share, based on the number of Shares sold by such Selling Stockholder to the Underwriters compared to the total number of Shares sold by all Selling Stockholders to the Underwriters of such tax payment if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Fenwick & West LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Time of Delivery, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus as well as such related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cooley LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Matheson, Irish counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) Cooley LLP, counsel for each of the Selling Stockholders, shall have furnished to you its written opinion with respect to the Selling Stockholders in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of any outstanding stock options or warrants, the award of stock options in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus or the repurchase of shares of capital stock in connection with any early exercise of stock options by option holders from employees terminating their service to the Company) or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the NYSE;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Selling Stockholders, the Company’s executive officers, and such other holders of the Company’s securities as you may require, substantially in the form attached hereto as Exhibit B (each, a “Lock-Up Letter”);

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing to the Company or any Underwriter by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the Selling Stockholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 9(e) hereof and in respect of any claim in respect of a breach of the representations and warranties of such Selling Stockholder contained in Section 2(b) hereof shall be limited in the aggregate to an amount equal to the aggregate net proceeds (less underwriting discounts and commissions) of the shares sold by such Selling Stockholder under this Agreement (the “Selling Stockholder Proceeds”).

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii)(A) no Selling Stockholder shall be required to contribute an amount in excess of the amounts by which the Selling Stockholder Proceeds of such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) the contribution by any Selling Stockholder pursuant to this subsection (e) shall not exceed, for each such Selling Stockholder, the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g) Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2(b) hereof, under any certificate delivered pursuant to this Agreement, under the indemnity and contribution agreements contained in this Section 9 or otherwise pursuant to this Agreement shall not exceed the Selling Stockholder Proceeds received by such Selling Stockholder.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, (a) prior to the First Time of Delivery, any Shares are not delivered by or on behalf of any Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof, or (b) after the First Time of Delivery but prior to the Second Time of Delivery with respect to the purchase of any Optional Shares pursuant to a notice delivered by the Representatives to the Attorneys-in-fact under Section 4 hereof, any Optional Shares are not delivered by or on behalf of any Selling Stockholder, such Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Optional Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under Section 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, and at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each of the Selling Stockholders severally and not jointly acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholders agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of this page intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

TABLEAU SOFTWARE, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule I hereto, acting severally

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule I to this Agreement.

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholders:
Christian Chabot
Christopher Stolte
Patrick Hanrahan
Entities affiliated with New Enterprise Associates
Entities affiliated with Meritech Capital Partners

Total

Attorneys-in-Fact:

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
UBS Securities LLC
JMP Securities LLC
Pacific Crest Securities LLC

Total

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b) Additional documents incorporated by reference

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[        ].

The number of Shares purchased by the Underwriters is [                ].

Exhibit A

[Form of Lock-Up Letter]

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

and

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re:	Tableau Software, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Tableau Software, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Class A Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of any class of Common Stock of the Company, or any options or warrants to purchase any shares of any class of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may (i) transfer the Undersigned’s Shares (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) by will or under the laws of descent, (d) in connection with a sale of any of the Undersigned’s Shares acquired in open market transactions after the Public Offering Date, (e) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended, and including subsidiaries of the undersigned, if the undersigned is a corporation), limited partners, general partners, limited liability company members or stockholders of the undersigned to the extent that the undersigned is a partnership, limited liability company or corporation, (f) with the prior written consent of the Representatives or (g) in connection with a sale pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (provided that such plan was established prior to the execution of this Lock-Up Agreement by the undersigned) (a “Qualified 10b5-1 Sale”); provided that in the case of (a), (b), (c) and (e) above, (1) [other than in the case of a bona fide gift pursuant to (a) above that occurs in December 2013 to a “charitable organization,” as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, by the undersigned in an aggregate amount taken together with all other such gifts by the undersigned not to exceed [                ] of the undersigned’s Shares (a “Permitted Donation”),]* it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported with the SEC on Form 4 [or Form 5]* in accordance with Section 16 of the Exchange Act, during the Lock-Up Period [(except in the case of a Permitted Donation, for which a Form 5 may be filed, but not sooner than

*	Bracketed language included in lock-up agreements executed by Christian Chabot, Patrick Hanrahan and Christopher Stolte.

February 4, 2014)]*, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period; provided, further, that any transfer pursuant to (a), (b), (c) or (e) above shall not involve a disposition for value; provided, further, that in the case of (d) above, no such sale is required to be reported pursuant to the Exchange Act (including without limitation said Form 4) or otherwise during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period; provided further, that in the case of (g) above, if the undersigned reports any such transfer on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act, the undersigned shall cause such Form 4 to include a statement that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; and (ii) exercise any stock options issued pursuant to the Company’s equity incentive plans or warrants (including, in each case, by way of net exercise or in connection with a Qualified 10b5-1 Sale, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, unless in connection with a Qualified 10b5-1 Sale), which equity incentive plans and stock options or warrants are described in the Registration Statement; provided that, (1) except in connection with a Qualified 10b5-1 Sale, (a) any securities received upon such exercise will also be subject to this Lock-up Agreement, (b) no filing under Section 16 of the Exchange Act shall be required in connection with such exercise during the Lock-Up Period and (c) the undersigned does not otherwise voluntarily effect any public filing or report in connection with such exercise during the Lock-Up Period and (2) in the case of a Qualified 10b5-1 Sale, if the undersigned reports any such exercise on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act, the undersigned shall cause such Form 4 to include a statement that such exercise was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The restrictions set forth in this Lock-Up Agreement shall not apply to the conversion of outstanding shares of Class B Common Stock into shares of Class A Common Stock of the Company in connection with any transfer not prohibited by this Lock-Up Agreement or the sale of any class of Common Stock of the Company to the Underwriters. In addition, nothing in this Lock-Up Agreement shall preclude the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that (i) no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period and (iii) no sales are made during the Lock-Up Period pursuant to that new plan.

*	Bracketed language included in lock-up agreements executed by Christian Chabot, Patrick Hanrahan and Christopher Stolte.

The undersigned now has, and, except as contemplated by this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock of the Company or any security convertible into or exercisable or exchangeable for any Common Stock of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

It is understood that, if (i) the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the proposed public offering of Class A Common Stock, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the proposed public offering of Shares shall not have been completed by November 30, 2013 (provided that the Company may by written notice to the undersigned prior to November 30, 2013 extend such date for a period of up to an additional three months), this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

[signature page follows]

Very truly yours,

By:
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